EXHIBIT 10.1

PREFERRED PARTICIPATION AGREEMENT

This PREFERRED PARTICIPATION AGREEMENT (this “Agreement”) is entered into as of February 25, 2013 (“Effective Date”), by and between Interleukin Genetics, Inc., a Delaware corporation with an address of 135 Beaver Street, Waltham, MA 02452, (“Interleukin”), and Renaissance Health Service Corporation and its affiliates and subsidiaries, with its principal place of business at 4100 Okemos Road, Okemos, Michigan 48864, (collectively, “RHSC”). Interleukin and RHSC may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Interleukin is the owner of or otherwise controls certain patents and technology related to its proprietary Tests (defined below) that may be used for the identification of persons at risk for developing periodontal disease; and

WHEREAS, RHSC desires to utilize the Tests in conjunction with dental benefit plans it offers and/or administrates to identify individual periodontal disease and tooth loss risk patterns in RHSC Customers; and

WHEREAS, the Parties desire to enter into an agreement to establish terms for the provision of the Tests to RHSC Customers and the associated payment to Interleukin by RHSC for such Tests.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the Parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1

DEFINITIONS

Whenever used in this Agreement with an initial capital letter, the following terms defined in this Section 1 shall have the meanings specified.

1.1	“Affiliate” means, with respect to any person or entity, any other person or entity which controls, is controlled by, or is under common control with such person or entity. An entity shall only be deemed an Affiliate for the period that such control exists. For purposes of this definition, the following entities shall be deemed “affiliates” of RHSC as of the Effective Date: Delta Dental Plan of Michigan, Inc.; Delta Dental Plan of Ohio, Inc.; Delta Dental Plan of Indiana, Inc.; Delta Dental of Tennessee; Delta Dental Plan of New Mexico, Inc.; Delta Dental of Kentucky, Inc.; Delta Dental of North Carolina; Delta Dental Plan of Arkansas, Inc.; Renaissance Life & Health Insurance Company of America; and, Renaissance Health Insurance Company of New York. The Parties acknowledge and agree that RHSC may subsequently acquire or otherwise affiliate with one or more additional entities involved in the sale and/or administration of dental benefit plans and that such additional entity shall constitute an “Affiliate” within the meaning of this definition provided the entity controls, is controlled by, or is under common control by RHSC.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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1.2	“Applicable Laws and Standards” means all laws, rules, regulations, and licensing requirements that are now or hereafter promulgated by any local, state, and federal governmental authority or agency that governs or applies to their respective duties and obligations hereunder and with any and all rules and/or standards that are now or hereafter promulgated by any accrediting or administrative body that governs or applies to their respective duties and obligations hereunder.

1.3	“Beneficial Use” means that reimbursement for selected preventive and therapeutic procedures for a specific patient in the covered group beyond the standard coverage in the plan are guided in part by results of the Test.

1.4	“Client” means an organization or corporation that purchases dental benefit policies on behalf of its employees or members. “Client” may also include an individual who purchases a dental benefit policy from RHSC.

1.5	“Clinical Information” means all relevant medical information associated with each Sample.

1.6	“Confidential Information” means all information designated confidential or proprietary by a Party, or that otherwise should be reasonably understood from the nature of the information itself or the circumstances of such information’s disclosure to be confidential, whether written, oral or otherwise, and including, but not limited to, know-how or other information, whether or not patentable, regarding a Party’s technology, products, business information or objectives that are designated or marked as “CONFIDENTIAL” or orally or visually identified as “CONFIDENTIAL” and confirmed as such in writing within thirty (30) days after such disclosure.

1.7	“RHSC Customer” means any person who receives dental benefits from an RHSC policy or is covered by a self-funded dental benefits plan administered by RHSC and that reimburses for the Licensed Product, whether as part of an employer group or via an individual policy.

1.8	“RHSC Entity” means any of the RHSC Affiliate member companies, as defined herein.

1.9	“Dentist” means a doctor of dentistry duly licensed and qualified under the applicable laws of the jurisdiction where services are being rendered and who has executed an RHSC Participating Dentist Agreement.

1.10	“Kit” means the package containing the needed sampling materials, consent forms and other needed information to permit the collection of a Sample.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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1.11	“Licensed Product” means any Test that uses, incorporates, is comprised of, or contains a Licensed Technology.

1.12	“Licensed Technology” means any technology or intellectual property controlled by Interleukin at any time during the Term that is related to the Genetic Risk Assessment Test for periodontal disease, including various versions of PST®.

1.13	“Processed Test” means a Test performed on a Sample that has been processed by Interleukin or its agent or contractor under this Agreement and the subsequent reporting of the results of such Test.

1.14	“Reimbursement Code” means the American Dental Association Code on Dental Procedures and Nomenclature (CDT) procedure code by which the Tests are referenced by Dentists for reimbursement, as may be amended (currently 0421).

1.15	“Sample” means genetic information collected from RHSC Customers on properly stored cheek swabs or other materials provided to Interleukin by a Dentist or an RHSC Customer under this Agreement.

1.16	“Territory” means any state or jurisdiction in which RHSC is licensed or otherwise authorized to sell or administer dental benefit programs, whether group or individual and whether insurance or administrative services only.

1.17	“Test” means proprietary multi-locus single nucleotide polymorphism(s) (“SNPs”) genetic risk assessment tests for periodontal disease and tooth loss including Interleukin’s PST® tests, including as any such Test may be altered, improved or otherwise modified by Interleukin and/or its agents, without limitation.

1.18	“Initial Period” shall mean a time period commencing and extending one (1) year from the date by which RHSC first offers dental benefit plans for which a significant portion of employees of RHSC’s and its Affiliates’ Clients are eligible that provide for Beneficial Use of the Test and full reimbursement (at the prices herein) of the Tests.

SECTION 2

PRICING AND REIMBURSEMENT

2.1	Preferred Pricing Terms.

(a)          During the Term of this Agreement and subject to Sections 2.1(b) and 2.1(c), Interleukin agrees that it shall provide the following initial reimbursement pricing for the Processed Tests for RHSC Customers: $[***] per Processed Test (“Preferred Pricing”). The Preferred Pricing may be amended upon mutual written agreement of Interleukin and RHSC.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(b)          Interleukin agrees that, so long as RHSC complies with the terms and conditions of this Agreement, Interleukin shall provide the Preferred Pricing detailed in Section 2.1(a). In the event that Interleukin negotiates pricing for the Processed Test relative to any third party that is more favorable than the Preferred Pricing, and consistent with Section 2.1(d) of this Agreement, Interleukin shall also extend the more favorable pricing to RHSC.  The Parties agree that RHSC shall thus always be offered during the term of this Agreement the lowest market price offered by Interleukin to any person or party, without limitation, relative to the Processed Test, whether the Preferred Pricing or a lower market price.

(c)          RHSC will continue to receive the Preferred Pricing (or any lower market price as set forth above in Section 2.1(b)) during the Term only for so long as the following milestones are satisfied (“Preferred Pricing Milestones”):

(i)          Within [***] ([***]) months of the Effective Date, RHSC has developed and offers dental benefit plans for which a significant portion of employees of RHSC’s and its Affiliates’ Clients are eligible that provides for Beneficial Use of the Test and full reimbursement (at the prices herein) of the Tests (the “Reimbursement Plan”). RHSC agrees that it shall exercise commercially-reasonable best efforts to maximize the number of RHSC Customers that offer a Reimbursement Plan.

(ii)          RHSC is not incorporating in a Reimbursement Plan any third party’s test technology for stratifying preventive care needs during the Term.

(d) Interleukin agrees that during the Initial Period it shall make the Test and/or Processed Test available solely to RHSC, pursuant to the terms of and for the purposes detailed in this Agreement, and not to any other third-party or person.

2.2	Reimbursement for Tests. Unless prohibited by applicable state or federal law, RHSC will, using the Reimbursement Code, reimburse Interleukin for each Processed Test. All payments shall be made by RHSC within thirty (30) days after the end of each calendar month commencing with the calendar month in which the first Processed Test is completed. All payments shall be made by wire transfer in accordance with instructions given to RHSC in writing from time to time by Interleukin.

2.3	Overdue Payments. Any payments not made by RHSC within the time period set forth in this Section shall bear interest at a rate of one percent (1%) per month from the due date until paid in full; provided that, in the case of audit adjustments pursuant to Section 4 of this Agreement, such interest shall only be payable to the extent of underpayments in excess of ten percent (10%).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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2.4	Taxes. Any payments made by RHSC under this Agreement shall be free and clear of any taxes, duties, levies, fees or charges that may be owed by RHSC, and such amounts shall be the sole responsibility of RHSC and be paid pursuant to any Applicable Law and Standards, including, but not limited to, United States federal, state or local tax law (“Taxes”). Upon either Party’s request, the other Party shall submit to the requesting Party reasonable proof of payment of the Taxes to the proper authority, together with an accounting of the calculations of such Taxes, within ten (10) days after such request. The Parties will cooperate reasonably in completing and filing documents required under the provisions of any Applicable Laws and Standards in connection with making any required tax payment, or in connection with any claim to a refund of or credit for any such payment.

SECTION 3

OBLIGATIONS OF THE PARTIES

3.1	RHSC. In order to receive Preferred Pricing (or any lower market price as set forth above in Section 2.1(b)) under this Agreement, RHSC agrees to:

(a)          reimburse Interleukin for Processed Tests in accordance with Section 2 of this Agreement;

(b)          within [***] ([***]) months of the Effective Date, develop RHSC Customer dental benefits plans that offer the Test to RHSC Customers (“Policies”), consistent with applicable law;

(c)          within [***] ([***]) months of the Effective Date, make commercially-reasonable best efforts to implement and begin to sell the Policies to potential RHSC Customers; and

(d)          prior to [***], 2013, have sold Policies for the year beginning January 1, 2014.

3.2	Submission of Samples. Unless prohibited by applicable state or federal law, RHSC Customers obtaining Tests directly from Interleukin or from Dentists using the Test in their practice for RHSC Customers will submit Samples and Clinical Information to Interleukin, as needed. RHSC acknowledges and agrees that Interleukin may, in Interleukin’s reasonable discretion, require that the Dentists undertake certain activities and procure certain signed documents from RHSC Customers before processing any Tests.

3.3	Processed Tests. Unless prohibited by applicable state or federal law, Interleukin or designees will process and report to the individual submitting a sample, and/or a requesting Dentist, the Test results of a Sample within ten (10) business days of receipt of such Sample

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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3.4	Test Results. RHSC Customers will be given the opportunity to have the outcome results of their Test communicated to RHSC for the purpose of becoming potentially eligible for increased preventive care coverage from RHSC. RHSC agrees that Interleukin Genetics shall send no genetic information to RHSC without the prior consent of any RHSC Customers, as provided for by applicable law.

3.4	Identification of RHSC Customers. RHSC and Interleukin or its designees shall install, at RHSC’s expense, the appropriate systems and communications necessary to permit Interleukin or its designees to identify RHSC Customers, consistent with applicable law

3.5	Compliance with Law. Both Parties shall comply with applicable statutory and regulatory requirements, including but not limited to those relating to confidentiality of RHSC Customers’ protected health information.

3.6	Confidential Information. Any Confidential Information disclosed by a Party (the “Disclosing Party”) to another Party (the “Receiving Party”) pursuant to this Agreement shall be protected by the Receiving Party using the same degree of care as the Receiving Party uses to protect its own confidential information of a like nature, but no less than a reasonable degree of care, to prevent unauthorized use or disclosure of the Confidential Information. The Receiving Party shall not use any Confidential Information of the Disclosing Party without the written consent of the Disclosing Party, except as permitted under this Agreement. Notwithstanding the foregoing, the Receiving Party may only disclose and disseminate Confidential Information of the Disclosing Party to those of its employees or contractors who have a bona fide need to know for the purposes of this Agreement, provided such employees or contractors have been advised of the confidential nature of such information and are bound by an obligation of confidentiality substantially similar to the confidentiality obligations in this Agreement. The Receiving Party's obligations of confidentiality will continue during the Term and for a period of five (5) years from the termination date of this Agreement unless a longer period is otherwise agreed to by the Parties. Promptly following the termination date, the Receiving Party shall return all Confidential Information to the Disclosing Party. The Receiving Party will have no obligations under this Section with respect to information which:

(a)	was known to it prior to receipt hereunder, as demonstrated by written records; or

(b)	at the time of disclosure was generally available to the public, or which after disclosure becomes generally available to the public through no action or inaction attributable to the Receiving Party; or

(c)	is hereafter made available to the Receiving Party for use or disclosure from any third party having a right to do so; or

(d)	is independently developed by the Receiving Party, as demonstrated by written records; or

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(e)	the Receiving Party is required to divulge either by a court of law or in order to comply with any federal, national, state, provincial or local law or regulation (after providing the Disclosing Party with reasonable notice of such requirement and with an opportunity to oppose or limit such disclosure or to obtain a protective order).

This Section 3.6 shall survive the expiration or termination of this Agreement.

3.7	NO WARRANTY TO RHSC. FOR AVOIDANCE OF DOUBT, INTERLEUKIN MAKES NO REPRESENTATIONS OR WARRANTIES TO RHSC, AND RHSC MAY NOT MAKE ANY REPRESENTATIONS OR WARRANTIES ON BEHALF OF INTERLEUKIN, WITH RESPECT TO THE TESTS OR SERVICES.

SECTION 4

MAINTENANCE OF RECORDS

4.1	Records; Audit Rights. Both Parties shall keep and maintain, and shall require their respective Affiliates and agents to keep and maintain accurate and complete books and records in connection with the reimbursement of Processed Tests hereunder, as are necessary to allow the accurate calculation consistent with generally accepted accounting principles of the payments due to Interleukin under this Agreement. Either Party has the right to engage an independent certified public accounting firm reasonably acceptable to the other Party, at such Party’s own expense. Such firm shall have the right to examine the relevant books and records of the audited Party as may be reasonably necessary to determine and/or verify the amount of payments due hereunder. Such examination shall be conducted, and each Party shall make its records available, during normal business hours upon at least thirty (30) days prior written notice, which shall take place at the facility(ies) where such records are maintained. Such audit rights shall not be exercised by either Party more than once per calendar year. Each such audit shall be limited to pertinent books and records for any year ending not more than twenty four (24) months prior to the date of request; provided, that, neither Party shall be permitted to audit the same period of time more than once. The independent accounting firm will prepare and provide to each Party a written report stating whether the reports submitted and payments made are correct or incorrect and the specific details concerning any discrepancies and may not reveal to either Party any information learned in the course of such audit other than the amount of any such discrepancies. Both Parties agrees to hold in strict confidence all information disclosed to it, except to the extent necessary for either Party to enforce its rights under this Agreement or if disclosure is required by Applicable Laws and Standards.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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4.2	Audit Adjustments. In the event there was an underpayment by RHSC hereunder, RHSC shall promptly (but in no event later than thirty (30) days after RHSC’s receipt of the independent auditor’s report) make payment to Interleukin of any additional amounts due. In the event that there was an overpayment by RHSC hereunder, Interleukin shall promptly (but in no event later than thirty (30) days after Interleukin’s receipt of the independent auditor’s report) refund to RHSC the excess amount. Receipt of any such independent auditor’s report shall not bar a Party from contesting the results of any underlying audit. Each Party shall bear the full cost of any audit the Party initiates.

SECTION 5

REPRESENTATIONS AND WARRANTIES

5.1	RHSC Representations and Warranties. RHSC hereby represents and warrants that:

(a)	it is duly organized and validly existing under the laws of its jurisdiction of incorporation, and has the full corporate power and authority to enter into this Agreement and to carry out the provisions hereof and thereof, and the person executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate action;

(b)	it is duly licensed and certified to perform its obligations under this Agreement;

(c)	this Agreement is legally binding upon it and upon its successors, heirs and permitted assigns, and is enforceable in accordance with its terms;

(d)	the execution, delivery and performance of this Agreement and the obligations hereunder and thereunder by it does not conflict with any agreement, instrument or understanding, oral or written, now existing or to be entered into during the term of this Agreement, to which it is a party or by which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it;

(e)	it has taken the appropriate legal and/or contractual steps to ensure that RHSC employees and/or contractors comply fully with the terms of this Agreement.

5.2	Interleukin Representations and Warranties. Interleukin hereby represents and warrants that:

(f)	it is duly organized and validly existing under the laws of its jurisdiction of incorporation, and has the full corporate power and authority to enter into this Agreement and to carry out the provisions hereof and thereof, and the person executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate action;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(g)	it is duly licensed and certified to perform its obligations under this Agreement;

(h)	this Agreement is legally binding upon it and upon its successors, heirs and permitted assigns, and is enforceable in accordance with its terms; and

(i)	the execution, delivery and performance of this Agreement and the obligations hereunder and thereunder by it does not conflict with any agreement, instrument or understanding, oral or written, now existing or to be entered into during the term of this Agreement, to which it is a party or by which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

SECTION 6

THIRD PARTY INFRINGEMENT

6.1	Infringement Notice. In the event RHSC or Interleukin becomes aware of any possible infringement of any Licensed Technology relative to the effectuation of this Agreement (an “Infringement”), such Party shall promptly notify the other Party and provide it with all details of such Infringement of which it is aware (each, an “Infringement Notice”).

6.2	Enforcement. Interleukin shall have the right and option, at its discretion, to address any such Infringement of the Licensed Technology, which may include the institution of legal proceedings or other action. Unless RHSC was the proximate cause of any such Infringement, and in such event only to the extent to which RHSC was the proximate cause, Interleukin shall bear its own costs relative to any such enforcement action.

6.3	Recoveries. Any amounts recovered pursuant to this Section with respect to Licensed Technology, whether by settlement or judgment, shall be allocated in the following order: (i) first, to reimburse Interleukin and RHSC for their reasonable out-of-pocket expenses in making such recovery (which amounts shall be allocated pro rata according to such expenses if insufficient to cover the totality of such expenses); and (ii) one hundred percent (100%) to Interleukin.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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SECTION 7

TERM AND TERMINATION

7.1	Term. This Agreement shall remain in full force and effect for three (3) years from the Effective Date (“Term”), unless terminated earlier pursuant to Section 7.2.

7.2	Termination. This Agreement can be terminated by:

(j)	the mutual written agreement of the Parties;

(k)	either Party becoming the subject of any voluntary or involuntary bankruptcy or other insolvency, liquidation or other similar proceeding, or making any composition or arrangement for the benefit of its creditors, or having a receiver, administrative receiver, liquidator or administrator appointed over all or any part of its assets or business; or

(l)	in the event of a breach of this Agreement, which remains uncured by the non-breaching Party for a period of thirty (30) days from receipt of notice to effect a cure of the breach.

7.3	Effect of Termination; Rights and Obligations. In the event that this Agreement expires or is terminated by either Party pursuant to Section 7.2, all further rights and obligations of the Parties under this Agreement shall terminate immediately, without any further action required by either Party. Notwithstanding the foregoing, the expiration or termination of this Agreement by either Party will not affect the rights and obligations of the Parties accrued prior to the termination date. Sections 6, 7.3, 8, 9 and 10 shall survive the expiration or termination of this Agreement.

SECTION 8

DISPUTE RESOLUTION

In the event that any dispute relating to this Agreement arises between Interleukin and RHSC, either Party may, by written notice, call a meeting regarding the dispute to be attended by executive officers of each Party who shall attempt in good faith to resolve the dispute.   If the dispute cannot be resolved through executive negotiation as described in the preceding sentence within thirty (30) days from the date of the initial notice, and if any Party wishes to pursue the dispute, the dispute shall be submitted to binding arbitration in accordance with the rules of the American Arbitration Association for commercial arbitration.  In no event may the arbitration be initiated more than one year after the date one Party gave written notice of the dispute to the other Party.  The arbitrators shall have no power to award any punitive damages or exemplary damages or to ignore or vary the terms of this Agreement and shall be bound by the laws of the Commonwealth of Massachusetts, without regard to provisions relating to the conflict of laws. Each Party acknowledges that it is knowingly and voluntarily waiving its right to judicial action (except to enforce the decision of the arbitrator(s)) and to a trial by jury, and that all arbitration proceedings shall be exclusively between the two Parties to this Agreement.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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SECTION 9

INDEMNIFICATION

9.1	Indemnification by RHSC. RHSC will indemnify and hold harmless Interleukin, its affiliates and their respective directors, officers, employees and agents (“Interleukin Indemnities”) from and against all losses, liabilities, damages and expenses, including reasonable attorneys' fees and costs (collectively, “Liabilities”), arising out of (a) the breach of any representation, warranty, or covenant by RHSC under this Agreement; (b) the use by RHSC of any Interleukin Confidential Information not permitted hereunder; or (c) the gross negligence or willful misconduct of RHSC. The obligation to indemnify pursuant to this Section 9.1 will continue so long as a cause of action giving rise to the right of indemnification may be brought by the Interleukin Indemnities.

9.2	Indemnification by Interleukin. Interleukin will indemnify and hold harmless RHSC, its Affiliates and their respective directors, officers, employees and agents (“RHSC Indemnities”) from and against all Liabilities, arising out of (a) the breach of any representation, warranty or covenant by Interleukin under this Agreement; (b) the use by Interleukin of any RHSC Confidential Information not permitted hereunder; or (c) the gross negligence or willful misconduct of Interleukin. The obligation to indemnify pursuant to this Section 9.2 will continue so long as a cause of action giving rise to the right of indemnification may be brought by the RHSC Indemnitees.

SECTION 10

GENERAL PROVISIONS

10.1	Nature of Relationship. The Parties will perform all the work under this Agreement as independent contractors. The Parties are not agents, employees, partners, representatives or joint venturers. Nothing in this Agreement will be construed to give either Party the power or authority to act or make representations for, or on behalf of, or to bind or commit the other Party.

10.2	Publicity. Neither Party will use the name of the other Party in connection with any products, promotion, or advertising without the prior written consent of the other Party.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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10.3	Governing Law. This Agreement will be construed in accordance with, and all the rights, powers and liabilities of the Parties hereunder will be governed by the laws of the Commonwealth of Massachusetts without reference to its conflict of law rules.

10.4	Force Majeure. Neither Party shall be liable nor be able to terminate this contract for any failure to perform hereunder where such failure is proximately caused by a Force Majeure Occurrence. A "Force Majeure Occurrence" shall mean an occurrence beyond the control and without the fault or negligence of the party affected and which by exercise or reasonable diligence the said party is unable to prevent or provide against. Without limiting the generality of the foregoing, force majeure occurrences shall include: acts of nature (including fire, flood, earthquake, storm, hurricane or other natural disaster), war, invasion, acts of foreign combatants, terrorists acts, military or other usurped political power or confiscation, nationalization, government sanction or embargo, labor disputes of third parties to this contract, or the prolonged failure of electricity or other vital utility service. Any Party asserting Force Majeure as an excuse to performance shall have the burden of proving proximate cause, that reasonable steps were taken to minimize the delay and damages caused by events when known, and that the other Party was timely notified of the likelihood or actual occurrence which is claimed as grounds for a defense under this clause.

10.5	Entire Agreement. This Agreement sets forth the entire agreement and understanding of the Parties relating to the subject matter hereof and thereof and supersedes and merges all prior discussions and agreements between them prior to the Effective Date.

10.6	Nonwaiver. The waiver of either Party of any breach of any provision of this Agreement shall not operate as a waiver of any subsequent breach of the same or any other provision.

10.7	Severability. Any provision of this Agreement that is unlawful, invalid, or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining provisions of this Agreement or the lawfulness, validity, or enforceability of the offending provision in any other situation or jurisdiction.

10.8	Modifications and Amendments. No modification or amendment to this Agreement or any waiver of any rights or obligations under this Agreement will be effective unless in writing and signed by representatives of both RHSC and Interleukin.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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10.9	Assignment. Neither RHSC nor Interleukin may assign any rights or delegate any duties under this Agreement without the other Party's prior written consent, not to be unreasonably withheld, and any attempt to assign or delegate such rights or duties without that consent shallbe void; provided, however, that either Party may, without such consent, assign any rights and obligations hereunder to any Affiliate or in connection with the transfer or sale of all or substantially all of its business relating to the subject matter hereunder, or in the event of its merger or consolidation or change in control or similar transaction. Any permitted assignee will assume all obligations of its assignor under the corresponding assignment.

10.10	Notices. Any notices given this Agreement will be in writing and delivered personally, by first-class mail or nationally recognized overnight courier service, postage prepaid, or by facsimile addressed to the Parties as follows:

To Interleukin:	Interleukin Genetics, Inc.
135 Beaver Street
Waltham, MA 02452
Attention: Kenneth Kornman
Facsimile: 781-394-0720

With a Copy to	Mintz Levin Cohn Ferris Glovsky and Popeo, P.C.
One Financial Center
Boston, MA 02111
Attention: Brian Keane, Esq.
Facsimile: 617-542-2241

To RHSC:	Renaissance Health Services Corporation
Attention: General Counsel/Legal Department 4100
Okemos Road, Okemos, Michigan 48864
Facsimile: 517.347.5433

Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 4:30 p.m. (Eastern Standard time), (b) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 4:30 p.m. (Eastern Standard time) on any date and earlier than 11:59 p.m. (Eastern Standard time) on such date, (c) three (3) Business Days after deposit in the United States mail, (d) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (e) upon actual receipt by the party to whom such notice is required to be given.

10.11	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. The Parties further agree that signatures exchanged via electronic mail or facsimile shall have full force and effect to bind the Parties as if originals.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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IN WITNESS WHEREOF, the Parties have executed this Agreement through their respective duly authorized officers or agents on the dates first set forth above.

INTERLEUKIN GENETICS, INC.		RENAISSANCE HEALTH
SERVICES CORPORATION

By:	/s/Kenneth S Kornman	By:	/s/Jed J. Jacobson
Name:	Kenneth S. Kornman	Name:	Jed J. Jacobson

Title:	Chief Executive Officer	Title:	Chief Scientific Officer Senior Vice President

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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